Exhibit 4.2

NUMBER

C-

SHARES

SEE REVERSE FOR

CERTAIN DEFINITIONS

CUSIP [●]

AEI CAPFORCE II INVESTMENT CORP

FORMED UNDER THE LAWS OF THE CAYMAN ISLANDS

CLASS A ORDINARY SHARES

This Certifies that

_______________________________________________________________________________is the owner of ___________________________________________________________________________________________

FULLY PAID AND NON-ASSESSABLE CLASS A ORDINARY SHARES, PAR VALUE $0.0001, OF

AEI CAPFORCE II INVESTMENT CORP

(THE “COMPANY”)

transferable on the books of the Company in person or by duly authorized attorney upon surrender of this certificate properly endorsed.

The Company will be forced to redeem all of its Class A Ordinary Shares if it does not complete a business combination by the date set forth in the Company’s amended and restated memorandum and articles of association, as the same may be amended from time to time, all as more fully described in the Company’s final prospectus dated ________, 2021.

This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar. Witness the facsimile signatures of its duly authorized officers.

____________________________________	__________________________________
Chief Executive Officer	Secretary

AEI CAPFORCE II INVESTMENT CORP

The Company will furnish without charge to each shareholder who so requests a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of shares or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the shares represented thereby are issued and shall be held subject to all the provisions of the Company’s amended and restated memorandum and articles of association and all amendments thereto and resolutions of the Company’s Board of Directors providing for the issue of securities (copies of which may be obtained from the Secretary of the Company), to all of which the holder of this certificate by acceptance hereof assents. The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM – ____ as Tenants in Common

TEN ENT – ____ as Tenants by the Entirety

JT TEN – ____ as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT — ____________ Custodian _______________ under Uniform Gifts to Minors Act ______

(Cust)	(Minor)	(State)

Additional abbreviations may also be used though not in the above list.

For value received, _____________________________________hereby sells, assigns and transfers unto_____________________________ (insert name and social security number or other identifying number of assignee) whose address is _______________________ ________________________________________________, ____________________ the Class A Ordinary Shares represented by the within Certificate, and hereby irrevocably constitutes and appoints ________________ Attorney to transfer the said shares on the books of the within named Company with full power of substitution in the premises.

Dated: _____________________	_________________________________________
(legal signature)

Notice: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular without alteration or enlargement or any change whatsoever.

Signature(s) Guaranteed: __________________________

The signature must be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings & loan associations and credit unions with membership in an approved signature guarantee medallion program pursuant to SEC Rule 17a d-15 (or any successor rule) under the Securities Exchange Act of 1934, as amended).

In each case, as more fully described in the Company’s final prospectus for its initial public offering dated __________, 2021, the holder(s) of this certificate shall be entitled to receive a pro rata portion of certain funds held in the trust account established in connection with the Company’s initial public offering only in the event that (i) the Company redeems the Class A Ordinary Shares sold in the Company’s initial public offering and liquidates because it does not consummate an initial business combination by the date set forth in the Company’s amended and restated memorandum and articles of association, (ii) the Company redeems the Class A Ordinary Shares sold in its initial public offering in connection with a shareholder vote to amend the Company’s amended and restated memorandum and articles of association (a) to modify the substance or timing of the Company’s obligation to allow redemptions in connection with its initial business combination or to redeem 100% of the Class A Ordinary Shares if it does not consummate an initial business combination by the date set forth in the Company’s amended and restated memorandum and articles of association or (b) with respect to any other provisions relating to shareholders’ rights or pre-initial business combination activity, or (iii) if the holder(s) seek(s) to redeem for cash his, her or its respective Class A Ordinary Shares in connection with a tender offer (or proxy solicitation, solely in the event the Company seeks shareholder approval of the proposed initial business combination) setting forth the details of a proposed initial business combination. In no other circumstances shall the holder(s) have any right or interest of any kind in or to the trust account.